Exhibit 99.15

Schedule  “E”
Draft of declaration by the Seller

SCHEDULE “E”

To:

KEMET Electronics Corporation
2835 Kemet Way
Simpsonville
South Carolina 29681
USA
Attention: David E. Gable, Senior Vice President and Chief Financial Officer
Telefax: 001 864 228 4161

with copy to:

Gianni, Origoni, Grippo & Partners
Via delle Quattro Fontane no. 20
00184 - Rome
Italy
Attention: Filippo Troisi and Mauro Sambati
Telefax: +39 06 4871101

and to:

Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, IL
USA
Attention: H. Kurt von Moltke, P.C.
Telefax: +1 312 861 2000

SALE AND PURCHASE AGREEMENT DATED 10 AUGUST 2007

Dear Sirs,

We make reference to the sale and purchase agreement entered into on 10 August 2007 (the “Sale and Purchase Agreement”) between our company, as Seller, and KEMET Electronics Corporation, as Buyer.

All terms and expressions indicated in this communication in capital letters have the same meaning of the terms and expressions defined in the Sale and Purchase Agreement.

By means of this communication we hereby confirm that no Material Adverse Change has occurred from the date of signing of the Sale and Purchase Agreement up to the date hereof.

Best regards.

[Place and date]

Blue Skye (Lux) S.Á R.L.